Exhibit 99.1

For Release: Sept. 1, 2011, 10 a.m. EDT

GM’s U.S. Sales Up 18 Percent in August

Double-digit retail sales increases for all four GM Brands

DETROIT – General Motors Co. (NYSE: GM) today reported total sales of 218,479 vehicles in August, an 18 percent increase compared with August 2010.

Retail deliveries were up 22 percent compared with the same month a year ago and accounted for 74 percent of GM sales. Deliveries to fleet customers increased 8 percent.

“Our balanced portfolio of trucks and fuel-efficient vehicles like the Chevrolet Cruze, Chevrolet Equinox and GMC Terrain are helping GM continue to gain market share, which has now increased in seven of the past eight months,” said Don Johnson, vice president, U.S. Sales Operations. “We’re carrying good momentum and we’re cautiously optimistic that we’ll see U.S. economic growth improve in the months ahead.”

In August, year-over-year passenger car sales increased 18 percent, crossover sales increased 17 percent and truck sales increased 18 percent.

•	Chevrolet: Cruze sales surpassed 20,000 for the fifth month in a row; Equinox sales rose 58 percent compared with August 2010.

•	GMC: Terrain sales were up 88 percent; Acadia was up 54 percent compared with August 2010.

•	Cadillac: Combined sales of the Cadillac CTS sedan, coupe and wagon increased 39 percent compared with August 2010. Cadillac reduced its fleet sales by 51 percent.

•	Buick: August was the brand’s 23rd consecutive month of year-over-year sales gains, and the Regal had its best month since launch, more than doubling sales.

Month-end dealer inventory in the United States was 556,884 units, including 212,520 full-size pickup trucks. GM is on track to meet its target of ending 2011 with a full-size pickup inventory of about 200,000 units, thanks to improved sales, which were up 10 percent compared with July, and production adjustments.

GM is closely monitoring consumer sentiment and other economic indicators but the company continues to expect that the full-year seasonally-adjusted annual rate (SAAR) for U.S. vehicle sales will be in the low end of our 13.0 million – 13.5 million unit range.

Sales Highlights	Aug. 2011 Total Sales (vehicles)	Total Change vs. Aug. 2010	Aug. 2011 Retail Sales vs. Aug. 2010	CYTD Total Sales (vehicles)	CYTD Total Sales Change vs. 2010	CYTD Retail Sales Change vs. 2010
Chevrolet	152,779	16%	22%	1,206,332	14%	23%
GMC	36,471	40%	26%	261,753	27%	23%
Buick	16,021	12%	19%	126,493	25%	27%
Cadillac	13,208	4%	14%	100,449	9%	17%
Total	218,479	18%	22%	1,695,027	17%	22%

Inventory	Units @ Aug. 31, 2011	Days Supply (selling days adjusted)	Units @ July 31, 2011	Days Supply (selling days adjusted)
All Vehicles	556,884	66	537,822	65
Full-size Pickups	212,520	107	209,261	115

About General Motors – General Motors (NYSE: GM, TSX: GMM), one of the world’s largest automakers, traces its roots back to 1908. With its global headquarters in Detroit, GM employs 208,000 people in every major region of the world and does business in more than 120 countries. GM and its strategic partners produce cars and trucks in 30 countries, and sell and service these vehicles through the following brands: Baojun, Buick, Cadillac, Chevrolet, GMC, Daewoo, Holden, Isuzu, Jiefang, Opel, Vauxhall, and Wuling. GM’s largest national market is China, followed by the United States, Brazil, the United Kingdom, Germany, Canada, and Italy. GM’s OnStar subsidiary is the industry leader in vehicle safety, security and information services. More information on the new General Motors can be found at www.gm.com.

CONTACT:

Jim Cain

james.cain@gm.com

Cell: 313-407-2843

Forward-Looking Statements

In this press release and in related comments by our management, our use of the words “expect,” “anticipate,” “possible,” “potential,” “target,” “believe,” “commit,” “intend,” “continue,” “may,” “would,” “could,” “should,” “project,” “projected,” “positioned” or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors. Among other items, such factors might include: our ability to realize production efficiencies and to achieve reductions in costs as a result of our restructuring initiatives and labor modifications; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; our ability to maintain adequate liquidity and financing sources and an appropriate level of debt, including as required to fund our planned significant investment in new technology; the ability of our suppliers to timely deliver parts, components and systems; our ability to realize successful vehicle applications of new technology; and our ability to continue to attract new customers, particularly for our new products. GM’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q provides information about these and other factors, which we may revise or supplement in future reports to the SEC.

GM U.S. Deliveries for August 2011 - Divisional Brand Level

*S/D Curr: 26	August				(Calendar Year-to-Date) January - August
*S/D Prev: 25	2011	2010	% Chg Volume	%Chg per S/D	2011	2010	%Chg Volume
Vehicle Total	218,479	185,176	18.0	13.4	1,695,027	1,465,389	15.7
Brand Total	218,479	184,921	18.1	13.6	1,695,027	1,453,930	16.6
Other Brand Total	0	255	***.*	***.*	0	11,459	***.*

GM Vehicle Deliveries by Marketing Division
	2011	2010	%Chg Volume	%Chg per S/D	2011	2010	%Chg Volume
Buick Total	16,021	14,294	12.1	7.8	126,493	101,125	25.1
Cadillac Total	13,208	12,689	4.1	0.1	100,449	92,393	8.7
Chevrolet Total **	152,779	131,952	15.8	11.3	1,206,332	1,054,311	14.4
GMC Total **	36,471	25,986	40.3	35.0	261,753	206,101	27.0
Brand Total	218,479	184,921	18.1	13.6	1,695,027	1,453,930	16.6
HUMMER Total	0	205	***.*	***.*	0	3,344	***.*
Pontiac Total	0	7	***.*	***.*	0	954	***.*
Saab Total	0	0	***.*	***.*	0	608	***.*
Saturn Total	0	43	***.*	***.*	0	6,553	***.*
Other Brand Total	0	255	***.*	***.*	0	11,459	***.*

GM Vehicle Total	218,479	185,176	18.0	13.4	1,695,027	1,465,389	15.7

*	Twenty-six selling days for the August period this year and twenty-five for last year.
**	Calendar Year 2010 includes GMC & Chevrolet Dealer deliveries of commercial vehicles distributed by American Isuzu Motors, Inc.

Sales Reporting and Data Management	Page 1 of 2

GM U.S. Deliveries for August 2011 by Model

	August				(Calendar Year-to-Date) January - August
	2011	2010	% Chg Volume	%Chg per S/D	2011	2010	%Chg Volume
Selling Days (S/D)	26	25

Enclave	5,387	4,595	17.2	12.7	39,536	35,881	10.2
LaCrosse	5,422	5,339	1.6	-2.4	40,720	42,795	-4.8
Lucerne	1,392	2,656	-47.6	-49.6	16,905	18,571	-9.0
Regal	3,820	1,704	124.2	115.6	29,332	3,878	656.4
Buick Total	16,021	14,294	12.1	7.8	126,493	101,125	25.1

CTS	5,783	4,155	39.2	33.8	37,237	28,756	29.5
DTS	719	1,896	-62.1	-63.5	10,172	12,117	-16.1
Escalade	1,105	1,076	2.7	-1.3	8,964	9,842	-8.9
Escalade ESV	655	724	-9.5	-13.0	5,057	4,874	3.8
Escalade EXT	174	188	-7.4	-11.0	1,241	1,196	3.8
SRX	4,627	4,325	7.0	2.9	34,960	32,703	6.9
STS	145	324	-55.2	-57.0	2,806	2,728	2.9
XLR	0	1	***.*	***.*	12	177	-93.2
Cadillac Total	13,208	12,689	4.1	0.1	100,449	92,393	8.7

Avalanche	1,789	1,815	-1.4	-5.2	12,128	13,268	-8.6
Aveo	2,596	4,019	-35.4	-37.9	27,211	28,734	-5.3
Camaro	6,823	6,321	7.9	3.8	63,255	60,185	5.1
Caprice	203	0	***.*	***.*	358	0	***.*
Chevy C/T Series	0	0	***.*	***.*	0	8	***.*
Chevy W Series	0	12	***.*	***.*	0	221	***.*
Cobalt	4	5,643	***.*	***.*	839	90,376	-99.1
Colorado	2,531	1,847	37.0	31.8	21,814	15,703	38.9
Corvette	936	1,135	-17.5	-20.7	9,123	8,689	5.0
Cruze	21,807	0	***.*	***.*	169,427	0	***.*
Equinox	16,606	10,538	57.6	51.5	129,538	87,397	48.2
Express	5,819	4,459	30.5	25.5	44,118	38,242	15.4
HHR	794	9,470	-91.6	-91.9	36,613	57,242	-36.0
Impala	13,329	17,343	-23.1	-26.1	124,300	121,399	2.4
Kodiak 4/5 Series	0	28	***.*	***.*	10	1,110	-99.1
Kodiak 6/7/8 Series	0	3	***.*	***.*	0	199	***.*
Malibu	17,840	18,182	-1.9	-5.7	160,152	146,957	9.0
Silverado-C/K Pickup	36,832	34,084	8.1	3.9	252,738	235,530	7.3
Sonic	280	0	***.*	***.*	280	0	***.*
Suburban (Chevy)	4,938	3,080	60.3	54.2	27,809	28,945	-3.9
Tahoe	8,069	6,119	31.9	26.8	47,823	49,721	-3.8
TrailBlazer	0	4	***.*	***.*	33	211	-84.4
Traverse	11,281	7,850	43.7	38.2	75,591	70,098	7.8
Uplander	0	0	***.*	***.*	0	76	***.*
Volt	302	0	***.*	***.*	3,172	0	***.*
Chevrolet Total	152,779	131,952	15.8	11.3	1,206,332	1,054,311	14.4

Acadia	6,491	4,223	53.7	47.8	56,726	45,121	25.7
Canyon	1,606	667	140.8	131.5	7,176	4,873	47.3
Envoy	0	5	***.*	***.*	5	78	-93.6
GMC C/T Series	0	0	***.*	***.*	0	52	***.*
GMC W Series	0	15	***.*	***.*	0	308	***.*
Savana	895	1,291	-30.7	-33.3	12,250	9,678	26.6
Sierra	13,244	11,640	13.8	9.4	93,438	79,158	18.0
Terrain	7,875	4,189	88.0	80.8	56,541	35,092	61.1
Topkick 4/5 Series	0	12	***.*	***.*	5	835	-99.4
Topkick 6/7/8 Series	0	1	***.*	***.*	8	348	-97.7
Yukon	3,597	2,387	50.7	44.9	20,999	16,564	26.8
Yukon XL	2,763	1,556	77.6	70.7	14,605	13,994	4.4
GMC Total	36,471	25,986	40.3	35.0	261,753	206,101	27.0

Brand Total	218,479	184,921	18.1	13.6	1,695,027	1,453,930	16.6

HUMMER Total	0	205	***.*	***.*	0	3,344	***.*

Pontiac Total	0	7	***.*	***.*	0	954	***.*

Saab Total	0	0	***.*	***.*	0	608	***.*

Saturn Total	0	43	***.*	***.*	0	6,553	***.*

Other Brand Total	0	255	***.*	***.*	0	11,459	***.*

GM Vehicle Total	218,479	185,176	18.0	13.4	1,695,027	1,465,389	15.7

Sales Reporting and Data Management	Page 2 of 2